UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2019

EYENOVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38365	47-1178401
(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400, New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (917) 289-1117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	EYEN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 11, 2019, Eyenovia, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative of the several underwriters named therein (the “Underwriters”), in connection with the public offering (the “Offering”) of 4,388,490 shares of the Company’s common stock, par value $0.0001 per share, at a price of $2.78 per share, less underwriting discounts and commissions. In addition, pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 658,273 shares of common stock at the same price. The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification by the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The closing of the Offering occurred on July 15, 2019. At closing, the Company received net proceeds of approximately $11.2 million after deducting underwriting discounts and commissions and offering expenses.

The offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-229365), including the prospectus dated February 12, 2019, as supplemented by the prospectus supplement dated July 11, 2019.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The opinion of the Company’s counsel regarding the validity of the shares issued in the Offering is filed herewith as Exhibit 5.1.

Item 8.01.	Other Events.

On July 10, July 11 and July 15, 2019, the Company issued press releases announcing the launch, pricing and closing, respectively, of the Offering described in Item 1.01. Copies of the press releases are filed as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 11, 2019, by and among Eyenovia, Inc. and Oppenheimer & Co. Inc., as representative of the several underwriters named therein.

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.

23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

99.1	Press release dated July 10, 2019.

99.2	Press release dated July 11, 2019.

99.3	Press release dated July 15, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date: July 15, 2019	By:	/s/ John Gandolfo
Name: John Gandolfo
Title: Chief Financial Officer